                                  EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

Name                                            Where Incorporated
----                                            ------------------
Alumatherm Heat Treating Company, L.L.C.	Delaware
Fabriform Metal Brazing, Inc.                   California
Houston Heat Treating Company                   Texas
Impind, Inc.                                    Delaware
Industrial Steel Treating Co.                   California
Merrell Enterprises, Inc.                       California
Metal-Lab of Wisconsin, Inc.                    Wisconsin
Quality Heat-Treat, Inc.                        Texas
Ticorm, Inc.                                    California
Lindberg de Mexico                              Mexico